Dohan and Company	7700 North Kendall Drive, 200
Certified Public Accountants	Miami, Florida 33156-7564
A Professional Association	Telephone (305) 274-1366
Facsimile (305) 274-1368
E-mail info@uscpa.com
Internet www.uscpa.com

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (Amendment No. 2) of our report dated February 12, 2004.

/s/ Dohan and Company, P.A., CPA's

February 12, 2004

Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants - Private Companies
and SEC Practice Sections
SC International - Offices in Principal Cities World-Wide